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                                                                    EXHIBIT 99.1


(LEE ENTERPRISES LOGO)                                      (PULITZER LOGO)


   201 N. Harrison St.                                      900 N. Tucker Blvd.
   Davenport, IA 52801                                      St. Louis, MO 63101
   www.lee.net                                              www.pulitzerinc.com



FOR SCHEDULED RELEASE, 10 p.m. CST, Jan. 30, 2005


PULITZER CHOOSES LEE ENTERPRISES
TO CONTINUE ITS NEWSPAPER LEGACY

LEE AGREES TO PAY $64 PER SHARE IN $1.46 BILLION ACQUISITION
OF 14 DAILY NEWSPAPERS, INCLUDING THE ST. LOUIS POST-DISPATCH
                                                                (PHOTO OF
DAVENPORT, Iowa, and ST. LOUIS, Mo. (Jan. 30, 2005) -- Lee      MARY JUNCK
Enterprises, Incorporated (NYSE: LEE), and Pulitzer Inc. (NYSE: Chairman & CEO
PTZ) announced today that they have entered into a definitive   Lee Enterprises)
agreement for Lee to acquire Pulitzer for a cash purchase
price of $64 per share, with enterprise value totaling $1.46
billion.                                                        "..AN EXCITING
                                                                AND LOGIAL NEXT
Pulitzer operates 14 daily newspapers, including the St.        NEXT STEP FOR
Louis Post-Dispatch, founded by legendary publisher Joseph      LEE"
Pulitzer in 1878. Others are the Arizona Daily Star in
Tucson, Ariz.; The Pantagraph, Bloomington, Ill.; The Daily
Herald, Provo, Utah; the Santa Maria Times, Santa Maria,
Calif.; The Napa Valley Register, Napa, Calif.; The World,
Coos Bay, Ore.; The Sentinel, Hanford, Calif.; the Arizona      (PHOTO OF
Daily Sun, Flagstaff, Ariz.; the Daily Chronicle, DeKalb,        MIHAEL E.
Ill.; The Garden Island, Lihue, Hawaii; the Daily Journal,      PULTIZER
Park Hills, Mo.; The Lompoc Record, Lompoc, Calif.; and The     Chairman
Daily News, Rhinelander, Wis.                                   Pultizer Inc.)

Pulitzer also operates more than 100 weekly newspapers,
shoppers, and niche publications, including the Suburban
Journals of Greater St. Louis, a group of 38 weekly             "WE COULDN'T
newspapers and niche publications with distribution of more     HAVE FOUND A
than a million copies a week. Pulitzer also owns leading        BETTER STEWARD."
online sites in all of its markets, including STLtoday.com in St. Louis and azstarnet.com in Tucson.

Mary Junck, chairman and chief executive officer of Lee, described the acquisition as a continuation of Lee's long-term strategies:

"It's another terrific acquisition for Lee - and, in both order of magnitude and revenue growth opportunities, remarkably similar to our highly successful purchase of the 16 Howard newspapers three years ago. The acquisition of Pulitzer allows us to take an exciting and logical next step into another exceptionally attractive group of markets, exactly the kind where we excel as an industry leader in building revenue and circulation."


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She added: "Just like in Lee, Pulitzer's newspapers are, far and away, the primary source for news, information and advertising in their markets. Impressively, that's also true in St. Louis, where Pulitzer has expanded on the powerful reach of the Post-Dispatch with its network of Suburban Journals and STLtoday.com. Because of Pulitzer's strength and extended media platform, and also because of Midwestern lifestyle and economic similarities, we view St. Louis as very much like other Lee markets where we have been so successful."

In the combined company, Pulitzer will represent about 39 percent of the revenue and 34 percent of the daily circulation.

The acquisition is comparable to the 2002 purchase of Howard Publications, Inc. At that time, Lee grew by 50 percent in revenue and 75 percent in circulation. The Pulitzer acquisition will increase Lee's size by 60 percent in revenue and 50 percent in circulation.

Lee will become the fourth largest U.S. newspaper publisher in terms of dailies owned and seventh largest in circulation, growing from 44 to 58 daily newspapers in 23 states, with new total circulation of 1.7 million daily and 2.0 million Sunday. Combining calendar 2004 results, Lee's revenue will rise by more than $440 million, to $1.14 billion.

Michael E. Pulitzer, grandson of the founder and chairman of the Pulitzer board of directors, said: "After a lengthy review process in which we explored a broad range of strategic alternatives, the Pulitzer board has determined unanimously that a combination with Lee is the best way to enhance value for all Pulitzer's shareholders. As part of Lee, our newspapers will benefit from greater scale and resources, which are necessary to compete effectively in today's increasingly competitive media market. Lee and Pulitzer share similar cultures and values, beginning with our long history in, and passion for, the newspaper business. We both care deeply about our employees, communities and the public trust, and we manage our newspapers in the same devoted ways. In short, we couldn't have found a better steward to continue Pulitzer's 125-year legacy of journalistic excellence."

Robert C. Woodworth, chief executive officer of Pulitzer, said: "Lee is among the best newspaper operators in the industry, with an especially impressive record for revenue growth. When people ask me what to expect under the new ownership, the answer is obvious: Nothing breeds success like success, and Mary Junck has put together an impressive team at Lee that delivers results."

Junck said Lee will apply its five top operating priorities at the new newspapers, focusing on revenue growth, readership and circulation, strong local news, online strength and careful cost controls.

"Our management team is strong, experienced and enthusiastic about this opportunity, and our success with Howard has prepared us exceedingly well - and from what we've seen already, the Pulitzer management is equally enthusiastic and receptive," she said.

"In St. Louis, we've been impressed with the excellent strategies already in place and look forward to contributing additional revenue programs to help speed progress on an exciting range of opportunities. The same is true in Tucson and at the other Pulitzer newspapers, where we'll also help the management teams introduce our many successful retail, classified and online advertising sales approaches, as well as our circulation sales and retention programs," Junck said.

While emphasizing that the basis of the acquisition is revenue growth, she said expected cost savings include purchasing leverage and reductions in corporate costs.

Junck said the purchase price of $64 per share, after consideration of $290 million of Pulitzer cash, marketable securities and restricted funds to be retained by Lee, assumption of $306 million of

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Pulitzer debt, and exclusion of minority interest and one-time adjustments to
2004 results, translates into a multiple of 13.5 times operating cash flow(1) for the 12 months ended Dec. 26, 2004, before revenue and cost synergies. For Lee's fiscal year ending Sept. 30, 2006, the first full year of post-merger combined operations, after projected revenue and cost synergies, the transaction price translates into an estimated 11-11.5 times operating cash flow.

The transaction will be financed by a $1.55 billion fully committed bank facility led by Deutsche Bank and SunTrust Bank. Junck added "Although this transaction takes Lee's initial level of debt higher than it's been historically, we are confident that the combined cash flow of the business will enable us to return quickly to an investment grade profile."

"Importantly, the transaction will be immediately accretive to free cash flow(2), as was the case with the Howard acquisition," Junck said. For the fiscal year ending Sept. 30, 2006, free cash flow per diluted share is expected to increase approximately 50 cents.

Junck said that because of significant non-cash charges for amortization of intangible assets, the transaction is expected to be dilutive to reported earnings by an estimated 8-10 cents per diluted share in fiscal 2005, excluding one-time transition costs and assuming a May 31 closing. Dilution to reported earnings per share is estimated to be approximately 10-11 percent in fiscal 2006. Timing of the closing and final valuation of intangible assets can both significantly affect these estimates.

Under the agreement, Pulitzer Inc. will become a Lee subsidiary. With the addition of about 4,000 people from Pulitzer, Lee will have about 10,700 employees.

Among other aspects of the acquisition, Lee will gain a small minority stake in the St. Louis Cardinals major league baseball team.

The boards of directors of both companies have unanimously approved the transaction. The transaction is subject to customary closing conditions, including regulatory clearances and approval by Pulitzer shareholders. The transaction is expected to close in the second quarter of calendar 2005.

An audio and visual webcast discussing details of acquisition will be broadcast at 10 a.m. Central Standard Time Monday at www.lee.net and www.pulitzer.net. The presentation also will be accessible through a limited number of listen-only phone lines at 1-800-599-9829, with an access code of 58546073. Those who wish to monitor the presentation live should connect five minutes before the scheduled start. Both the webcast and a recording of the call will be available for replay for one week beginning Monday afternoon. The webcast replay may be accessed at www.lee.net. The phone replay may be accessed at 1-888-286-8010, with an access code of 59688318.

Also, in order to provide more detail for stockholders, a series of questions with answers is being posted along with this news release at www.lee.net and www.pulitzer.net.

Lazard advised Lee in the transaction. Goldman, Sachs & Co. advised Pulitzer.

For more information about Lee and Pulitzer, please visit www.lee.net and www.pulitzer.net.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

         The proposed transaction will be submitted to Pulitzer's stockholders for their consideration, and Pulitzer will file with the SEC a proxy statement to be used to solicit the stockholders' approval of the proposed transaction, as well as other relevant documents concerning the proposed transaction. STOCKHOLDERS OF PULITZER ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS

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FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, AS WELL AS ANY AMENDMENTS OR
SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. A free copy of the proxy statement, as well as other filings containing information about Pulitzer, may be obtained at the SEC's Internet site (http://www.sec.gov). Copies of the proxy statement and the SEC filings that will be incorporated by reference in the proxy statement can also be obtained, without charge, by directing a request to James V. Maloney, Secretary, Pulitzer Inc., 900 North Tucker Boulevard, St. Louis, Missouri 63101.

PARTICIPANTS IN THE SOLICITATION

         Pulitzer and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of Pulitzer in connection with the proposed transaction. Information regarding Pulitzer's directors and executive officers is available in Pulitzer's proxy statement for its 2004 annual meeting of stockholders, which was filed with the SEC on April 2, 2004. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.

(1) Operating cash flow, which is defined as operating income before depreciation, amortization and equity in net income of associated companies, represents a non-GAAP financial measure. The Company believes that operating cash flow is useful in evaluating its financial performance because of their focus on results from operations before depreciation and amortization.

(2) Free cash flow, which is defined as net income before depreciation, amortization and deferred income taxes, and less capital expenditures, (and the related measure of free cash flow per share) represent non-GAAP financial measures. The Company believes that free cash flow and free cash flow per share are useful in evaluating its financial performance because of their focus on cash generation in the business, which is not impacted by depreciation, amortization and deferred income taxes.

The Private Securities Litigation Reform Act of 1995 provides a "Safe Harbor" for forward-looking statements. This release contains information that may be deemed forward-looking and that is based largely on the Company's current expectations and is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those anticipated. Among such risks, trends and other uncertainties are changes in advertising demand, newsprint prices, interest rates, labor costs, legislative and regulatory rulings and other results of operations or financial conditions, difficulties in integration of acquired businesses or maintaining employee and customer relationships and increased capital and other costs. The words "may," "will," "would," "could," "believes," "expects," "anticipates," "intends," "plans," "projects," "considers" and similar expressions generally identify forward-looking statements. Readers are cautioned not to place undue reliance on such forward-looking statements, which are made as of the date of this release. The Company does not publicly undertake to update or revise its forward-looking statements.

Contacts:

    o Dan Hayes, Director of Communications, Lee Enterprises, dan.hayes@lee.net,
      (563) 383-2163

    o James V. Maloney, Director of Shareholder Relations, Pulitzer Inc., jmaloney@pulitzer.net (314) 340-8402

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